EXHIBIIT 10.2 CONSULTAING AGREEMENT WITH BRENDA HAMILTON

ATTORNEY FEE AGREEMENT
THIS ATTORNEY FEE AGREEMENT (the "Agreement") dated April 11, 2002, is made by and between IPVoice Communications Inc., a Nevada corporation ("IPVOICE or the Company"), and Brenda Hamilton, an individual resident of Florida ("Hamilton").

WHEREAS, Hamilton has previously provided legal services to IPVoice; and WHEREAS, it is anticipated that Hamilton will continue to provide legal services to IPVoice in the future, and Hamilton has agreed to make herself available as is reasonably necessary to assist the Company in preparation of the 10-K for the year end December 31, 2001 and such other services through April 30, 2002; and

WHEREAS, the legal services covered by this Agreement that have been provided and that are to be provided in the future by Hamilton, including making herself available as is reasonably necessary to provide such services in the future, are hereinafter referred to as the 'Services'; and

WHEREAS, as partial consideration for the Services, IPVoice has agreed to issue shares of its common stock to Hamilton as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereto, intending to be legally bound, agree as follows:

1. CONSIDERATION. IPVoice hereby agrees to issue to Brenda Hamilton a flat fee of 500,000 shares of the common stock, par value $.001, of IPVoice (the 'Shares') as compensation for the services described above.
2. REGISTRATION RIGHTS. IPVoice agrees that promptly following execution of this Agreement, it will prepare and file with the United States Securities and Exchange Commission, a registration statement on Form S-8 covering the Shares.
3. ACKNOWLEDGEMENT. The parties hereby confirm and acknowledge that the Services
(a) consist and will consist of bona fide services rendered and to be rendered to IPVoice, (b) are not and will not be in connection with the offer or sale of securities in capital raising transactions, and (c) do not and will not promote or maintain a market for the securities of IPVoice.
4. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
5. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of a party, each other party shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.
6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

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IN WITNESS  WHEREOF,  the parties have  executed  this  Agreement the date first mentioned above.

ACCEPTED:
Hamilton, Lehrer & Dargan, P.A.            IPVoice Communications, Inc.
By: /s/ Brenda Hamilton                    By: /s/ Barbara Will
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    Brenda Hamilton - Atty                     Barbara Will -President